EXHIBIT 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Reports Results for Second Quarter of 2010

Stronger Capital Position and Positive Credit Trends Highlight Company’s Performance

Columbus, Ga., July 22, 2010 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the second quarter of 2010 that showed positive trends in the company’s overall financial performance. The loss from continuing operations in the second quarter was $229 million, a 12 percent improvement from the loss from continuing operations for the first quarter of 2010. The loss per common share for the second quarter was $0.36. During the quarter, Synovus experienced improved credit trends, strengthened its balance sheet with a significant capital raise and simplified its corporate structure to better position the company for future growth and profitability.

Second Quarter Business Results:

Continued Positive Credit Trends

•	Inflows of non-performing assets reduced significantly to $340 million, down 36 percent from $530 million in the first quarter.
•	Total non-performing assets were down $270 million, or 15 percent, from the first quarter, impacted by lower inflows, asset dispositions and charge-offs.
•	Total loans past due and still accruing were 1.06 percent of total loans, down 15 basis points from the first quarter of 2010.
•	Total credit costs declined 11 percent during the second quarter to $353 million, from $395 million in the first quarter of 2010.

Strengthened Capital Position

•	On May 5, 2010, Synovus completed a $1.1 billion capital raise, providing the strategic flexibility needed to address credit issues and future growth opportunities.
•	As of June 30, 2010, capital ratios were as follows:
¡	Tier 1 Capital Ratio increased to 13.33 percent from 9.68 percent in the first quarter of 2010
¡	Tier 1 Common Equity Ratio increased to 9.51 percent from 6.03 percent in the first quarter of 2010
¡	Tangible Common Equity/Tangible Assets Ratio increased to 7.58 percent from 5.08 percent in the first quarter of 2010

Improved Operational Efficiencies

•

In June 2010, Synovus consolidated 30 separate bank charters into a single charter, allowing for improved capital management and cash flow, simplifying regulatory oversight, and positioning Synovus to leverage efficiencies company-wide.

“We are certainly encouraged by these positive trends,” said Kessel D. Stelling, President, COO and Acting CEO of Synovus. “Five consecutive quarterly declines of non-performing asset inflows, moderating past-due levels, and an overall 15 percent reduction in total non-performing assets are all strong predictors of future credit costs. However, we will not be satisfied until we return to profitability. Our team remains focused and committed to taking the necessary steps to reduce and reverse our balance sheet shrinkage; to growing and expanding our customer relationships; and to operating more efficiently under our new, streamlined model,” added Stelling.

Stelling also noted the importance of the successful completion of a $1.1 billion capital raise and the consolidation of the company’s 30 separate charters during the quarter without any disruption in service to customers. “This was truly a transformational quarter for our company,” continued Stelling. “We are confident that our relationship-centered model, with local branding and local decision-making, positions us well for the future.”

Synovus will host an earnings highlights conference call at 4:30 p.m. EDT on July 22, 2010. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with more than $32 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our statements regarding the expected benefits of our charter consolidation and capital raise; our expectations on credit costs trends; expectations regarding future growth opportunities; the actions we are taking to reduce and reverse balance sheet shrinkage, to grow and expand our customer relationships and to improve our operating efficiencies; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K, including Synovus’ Current Report on Form 8-K filed on April 26, 2010. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measure entitled tangible common equity to tangible assets ratio is not a measure recognized under U.S. generally accepted accounting principles (GAAP), and therefore is considered a non-GAAP financial measure. The most comparable GAAP measure is the ratio of total shareholders’ equity to total assets.

Synovus believes that this non-GAAP financial measure provides meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength. This non-GAAP financial measure should not be considered as a substitute for the ratio of total shareholders’ equity to total assets determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computation of tangible common equity to tangible assets ratio, and the reconciliation of this measure to the ratio of total shareholders’ equity to total assets are set forth in the tables below:

Reconciliation of Non-GAAP Financial Measure (dollars in thousands)
	2Q10	1Q10	4Q09	3Q09	2Q09
Total assets	$32,382,340	32,439,438	32,831,418	34,610,480	34,349,670
Less: Goodwill	(24,431)	(24,431)	(24,431)	(39,280)	(39,280)
Less: Other intangible assets, net	(14,505)	(15,556)	(16,649)	(17,775)	(18,914)

Tangible assets	$32,343,404	32,399,451	32,790,338	34,553,425	34,291,476

Total shareholders’ equity	$3,423,932	2,616,743	2,851,041	3,136,660	3,018,361
Less: Goodwill	(24,431)	(24,431)	(24,431)	(39,280)	(39,280)
Less: Other intangible assets, net	(14,505)	(15,556)	(16,649)	(17,775)	(18,914)
Less: Cumulative perpetual preferred stock	(932,695)	(930,433)	(928,207)	(926,014)	(923,855)

Tangible common equity	$2,452,301	1,646,323	1,881,754	2,153,591	2,036,312

Total shareholders’ equity to total assets ratio	10.57%	8.07	8.68	9.06	8.79
Tangible common equity to tangible assets ratio	7.58%	5.08	5.74	6.23	5.94